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                         INVESTMENT MANAGEMENT AGREEMENT

Witnesseth this AGREEMENT, effective January 29, 1997 by and between the undersigned PXRE CORPORATION (the "Client") and PHOENIX INVESTMENT COUNSEL, INC. (the "Manager") a corporation organized pursuant to the laws of The Commonwealth of Massachusetts, with its home office at 56 Prospect Street, Hartford, Connecticut.

In consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1.      APPOINTMENT OF MANAGER

        Client hereby engages the Manager and delegates to the Manager the power to manage (including the power to acquire or dispose of), in accordance with the terms and conditions of this Agreement, the assets of the Account. The "Account" shall mean the assets of the Client which are acceptable to the Manager and which by notice given or caused to be given by the Client to the Manager are placed in the Account, and the investments and reinvestments of, and all income earned by, or distributions received with respect to, any assets in the Account, subject to the provisions of paragraph 3 of this Agreement. The Client may make any addition to or withdrawal from the Account at any time and in any amount that the Client determines, so long as the Client promptly notifies the Manager in writing of any addition to the Account and the amount of the addition, and so long as the Client makes no withdrawal from the Account without first delivering to the Manager within a reasonable time prior to the withdrawal, written notice of the intended withdrawal and the amount of the withdrawal.

2.      ACCEPTANCE BY MANAGER

        The Manager hereby acknowledges and agrees to the engagement provided in paragraph 1 hereof, and acknowledges and warrants that it is duly registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940.

3.      INVESTMENT DIRECTION

        The Client's fundamental investment policies and any applicable investment guidelines are set forth in Part I of Schedule A attached hereto and made a part hereof. The Client hereby directs the Manager to select investments for the Account in compliance with such policies and in accordance with such guidelines.

        Unless and until notice in writing to the contrary is given or caused to be given by the Client to the Manager, all interest payments and other distributions with respect to any security or other property in the Account shall be reinvested.

        Upon receiving written notice from the Client that a specified cash amount is required from the Account, the Manager shall liquidate such portion of the Account as may be necessary to provide the specified cash amount. The Manager shall in its sole discretion select the assets of the Account to be liquidated in such event, provided that the investment guidelines set forth in Schedule A shall be complied with to the extent possible after giving effect to such liquidation. The directions contained herein may be modified at any time by the Client by notice in writing to the Manager.


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4.      CUSTODY OF SECURITIES

        The Client will establish and maintain a custody account with a custodian ("Custodian") acceptable to the Manager for all assets in the Account. The Custodian shall be such entity as the Client may designate from time to time by notice given or caused to be given in writing to the Manager. The Client agrees to give the Manager at least thirty (30) days' written notice of any change of Custodian. The Client shall cause the Custodian to inform the Manager promptly of all assets placed in such Account by the Client and to establish reporting and accounting arrangements such that the Manager will be kept advised as to the value of the investments (including cash and cash equivalents) held in the Account.

5.      MANAGER'S AUTHORITY

        Subject to the provisions of paragraph 3 and Schedule A of this Agreement, the Manager is authorized by the Client to invest, sell and reinvest the assets of the Account as it deems appropriate. The Manager is not authorized to take physical possession of the assets of the Account; and the Custodian shall have sole responsibility for holding and safekeeping the assets. The Custodian shall make settlement of purchases and sales of such assets upon orders placed by the Manager pursuant to the Custodian's established operating procedures. The Manager shall promptly notify the Custodian in writing of any purchase or sale made for the Account.

        The Manager shall select brokers and dealers for any purchase or sale of assets of the Account. The Manager may, in the allocation of portfolio brokerage business and the payment of brokerage commissions, consider the brokerage and research services furnished the Manager by brokers and dealers, in accordance with the provisions of Section 28(e) of the Securities Exchange Act of 1934, as amended.

        The Manager will not be required to take any action, or render any advice, with respect to the voting of any of the securities in the Account and Client agrees to be solely responsible for the voting of any such securities and for any required recordkeeping with respect thereto.

6.      DOCUMENTATION TO BE FURNISHED

        The Manager shall keep accurate and detailed accounts of any investments, receipts and disbursements, and other transactions hereunder, and all such accounts and the books and records relating thereto shall be open to inspection at all reasonable times by the Client and by any other person entitled by law to inspect such records.

        Upon written request, the Manager will make available to the Client any information in the Manager's possession which may be required by the Client in fulfilling any reporting, disclosure, or recordkeeping obligation imposed on the Client by applicable law.


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7.      APPRAISAL; DETERMINATIONS OF VALUE

        The Manager will provide the Client with an appraisal of the Account as of the last day of each calendar quarter on which the New York Stock Exchange is open (the "Appraisal Date") during the term of this Agreement. Such appraisal shall include a written statement of each individual asset held in the Account on the Appraisal Date. Common stock, preferred stock, voting trust certificates, rights, warrants and other similar securities for which market quotations are readily available are valued at market value, which is determined using the last reported sale price, or, of no sales are reported, the last reported bid price. Bonds, debentures, notes and other fixed income securities of similar nature, whether or not traded on a national securities exchange, shall be valued in accordance with any reasonable valuation method selected by the Manager which is based on sales prices of the same or comparable securities on or reasonably preceding the Appraisal Date. Other securities and all other assets will be valued at fair market value as determined in good faith by the Manager.

8.      COMPENSATION TO MANAGER

        The Manager, as full compensation for services rendered under this Agreement, shall be paid a fee as specified in Part II of Schedule A, as it may be amended from time to time by the Manager upon thirty (30) days' written notice to the Client. For purposes of the calculation of the fee, the value of the securities in the Account shall be determined as of the Appraisal Date at the end of each calendar quarter pursuant to paragraph 7 of this Agreement. If the Manager shall serve for less than the whole of any calendar quarter, its compensation shall be determined as provided above on the basis of the value of the assets in the Account on the date of termination and shall be payable on a pro rata basis for the period of the calendar quarter for which it has served as Manager hereunder. The compensation of the Manager shall be paid by the Client upon receipt of the Manager's statement for such compensation.

9.      ASSIGNMENT

        No assignment (as the term is defined in the Investment Adviser's Act of 1940) of this Agreement shall be made by the Manager without the written consent of the Client.

10.     RENEWAL AND TERMINATION

        This Agreement shall be renewed automatically each year on the anniversary of its effective date unless it is terminated. This Agreement may be terminated either by the Client or by the Manager, by notice given to the other party hereto, effective thirty (30) days after receipt of such notice. Such termination shall be without the payment of any penalty and without liability of any party to the others, except that the party required to pay compensation under paragraph 8 shall remain liable for any accrued but unpaid compensation due the Manager as of the date of termination. In addition, the Client may terminate this Agreement without advance notice to the Manager if Client pays a termination fee determined as if the Manager had continued to provide services under this Agreement for a period of thirty (30) days after the termination date. In such case, the termination date shall be the Appraisal Date for purposes of computing the termination fee. Termination by either party shall not have the effect of canceling orders to deposit or invest cash or to purchase or sell securities or other property placed prior to the effectiveness of termination. Termination of this Agreement for any reason shall not relieve the Manager of liability or responsibility under this Agreement with respect to the period prior to the effectiveness of the termination.


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11.     LIABILITY OF MANAGER

        Client specifically acknowledges and agrees that except for loss resulting from gross negligence, willful misfeasance, bad faith or reckless disregard on the part of the Manager in performance of its duties hereunder, neither Manager or any of the Manager's officers, directors, shareholders, agents or employees shall be liable hereunder for any action taken or not taken in providing services hereunder.

12.     OTHER AGREEMENTS AND OBLIGATIONS

        It is understood that the Manager may have advisory or other contracts with other persons, firms, or organizations (some of which may have investment policies similar to those of the Account) and may have other interests and businesses. In these connections the Manager may acquire information of a confidential nature. The Client agrees that the Manager shall not be required to provide investment advice or take any other action on behalf of the Account with respect to any particular investment if such action by the Manager would involve a violation of law. All information and advice furnished by either party to this Agreement shall be treated as confidential and shall not be disclosed to third parties except as required by law.

        The Manager may act as investment adviser to other clients and may give advice, and take action, with respect to any of those clients that may differ from the advice given, or the timing or nature of action taken, with respect to the Account. The Manager shall have no obligation to purchase or sell for Client, or to recommend for purchase or sale by Client, any security that the Manager, its principals, affiliates or employees may purchase for themselves or for any other clients.

13.     NOTICES

        All notices and instructions with respect to any matters contemplated by this Agreement shall be deemed duly given when delivered in writing to the addresses below or when deposited by first-class mail addressed as follows:

(a)     To Client:
        -----------------------------------------------------------
                             Sanford M. Kimmel, CFO
                             PXRE Corporation
                             399 Thornail Street
                             Fourteenth Floor
                             Edison, NJ 08837

(b)     To the Custodian:
        -----------------------------------------------------------
                             Sean M. Greeley
                             Global Investor Services
                             Chase Manhattan Bank
                             4 Chase Metro Tech Center, 18th Floor
                             Brooklyn, NY 11245

(c)     To Manager:
        -----------------------------------------------------------
                             Mr. Paul Atkins, Senior Vice President
                             Phoenix Investment Counsel, Inc.
                             56 Prospect Street
                             P.O. Box 150480
                             Hartford, CT 06115


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14.     AUTHORITY TO PERFORM

        Each of the parties to this Agreement hereby represents that it is duly authorized and empowered to execute, deliver, and perform this Agreement and the transactions contemplated hereby, that such actions do not conflict with or violate any provision of law, regulation, or contract, deed of trust, agreement, or other instrument to which it is a party or by which it is bound or to which it is subject and that no consent of any person or government regulatory agency to such party's performing its obligation under this Agreement is required which has not been obtained, and that this Agreement is a valid and binding obligation upon that party, enforceable in accordance with its terms.

15.     GOVERNING LAW

        The laws of the State of Connecticut shall control all matters relating to this Agreement and shall apply to the extent not preempted by Federal law.

16.     MISCELLANEOUS

        The Client acknowledges receipt of Part II of the Manager's Form ADV as required by Rule 204-3 under the Investment Adviser's Act of 1940, as amended, more than forty-eight (48) hours prior to the date of execution of this Agreement.

        This Agreement is the entire agreement of the parties with respect to management of the assets in the Account and subject to the terms of paragraph 8, may not be amended except by a writing signed by the parties.

        This Agreement shall be effective as of the day and year first above written.


PXRE CORPORATION                                        PHOENIX INVESTMENT COUNSEL, INC.

By: /s/ Sanford M. Kimmel                               By: /s/ Paul A. Atkins
    ---------------------                                   ------------------
Title: Senior Vice President, Treasurer & CFO           Title: Senior Vice President

Date:  January 29, 1997                                 Date:  1/28/97







Attachment:  Schedule A, Parts I and II


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                                                              SCHEDULE A, PART I

                      INVESTMENT OBJECTIVES AND GUIDELINES

ATTACHMENT

PXRE STATEMENT OF INVESTMENT OBJECTIVES AND GUIDELINES

Dated:  ____________________________________


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                                                             SCHEDULE A, PART II

                         INVESTMENT MANAGER COMPENSATION

The Manager shall be paid a fee as specified below by the Client as full compensation for services rendered under the Investment Manager Agreement effective January 29, 1997.

Upon presentation of an invoice by the Manager, after the close of each quarter, the Client shall pay the Manager a management fee which shall be calculated on the value of the assets of the Account and paid at one-fourth of the following annual fee rates:

         All assets.......................................0.15%

For purposes of the calculation of the fee, the value of the securities (including all cash and cash equivalents) in the Account shall be determined as of the Appraisal Date at the end of each calendar quarter. If the Manager shall serve for less than the whole of any calendar quarter, its compensation shall be determined as provided above on the basis of the value of assets in the Account on the date of termination and shall be payable on a pro rata basis for the period of the calendar quarter for which it has served as Manager hereunder. In the event funds are contributed to or withdrawn from the Account during the calendar quarter, the amount of the management fee then due shall be prorated proportionately.



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